UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 5, 2024

Date of Report (Date of earliest event reported)

Mountain Crest Acquisition Corp. V

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40418	85-2412613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

524 Broadway 11th Floor New York, NY	10012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 493-6558

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MCAG	The Nasdaq Stock Market LLC
Rights	MCAGR	The Nasdaq Stock Market LLC
Units	MCAGU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on December 13, 2023, Mountain Crest Acquisition Corp. V (“Mountain Crest V”) received a notification letter from the Nasdaq Stock Market LLC (“Nasdaq”), stating that the Company’s listed securities failed to comply with the $35,000,000 market value of listed securities (“MVLS”) requirement for continued listing on The Nasdaq Capital Market in accordance with Nasdaq Listing Rule 5550(b)(2) (the “MVLS Rule”) based upon the Company’s MVLS for the 30 consecutive business days prior to the date of the Notice. On June 5, 2024, the Company received a notification letter from Nasdaq stating that for the last 10 consecutive business days, from May 21, 2024 to June 4, 2024, the Company’s MVLS has been $35,000,000 or greater. Accordingly, the Company has regained compliance with the MVLS Rule and this matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2024

MOUNTAIN CREST ACQUISITION CORP. V

By:	/s/ Suying Liu
Name:	Suying Liu
Title:	Chief Executive Officer

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